                                                       Schedule A
                                      TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Partners Core Bond                           Security Description: Corporate Bond
         -------------------------------                                                 --------------

Issuer:  Comcast Corp.                                             Offering Type: US Registered
         -------------                                                            -------------
                                                                   (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                            In Compliance
                REQUIRED INFORMATION                   ANSWER               APPLICABLE RESTRICTION             (Yes/No)
      -----------------------------------------   -----------------   -----------------------------------   -------------
1.    Offering Date                                  06/26/2012       None                                       N/A

2.    Trade Date                                     06/26/2012       Must be the same as #1                     YES

3.    Unit Price of Offering                         99.918 USD       None                                       N/A

4.    Price Paid per Unit                            99.918 USD       Must not exceed #3                         YES

5.    Years of Issuer's Operations                       > 3          Must be at least three years *             YES

6.    Underwriting Type                                 Firm          Must be firm                               YES

7.    Underwriting Spread                              0.875%         Sub-Adviser determination to be            YES
                                                                      made

8.    Total Price paid by the Fund                  1,145,000 USD     None                                       N/A

9.    Total Size of Offering                      1,250,000,000 USD   None                                       N/A

10.   Total Price Paid by the Fund plus Total      75,000,000 USD     #10 divided by #9 must not exceed          YES
      Price Paid for same securities                                  25% **
      purchased by the same Sub-Adviser for
      other investment companies

11.   Underwriter(s) from whom the Fund           Citigroup Global    Must not include Sub-Adviser               YES
      purchased (attach a list of all               Markets, Inc.     affiliates ***
      syndicate members)

12.   If the affiliate was lead or co-lead               Yes          Must be "Yes" or "N/A"                     YES
      manager, was the instruction listed
      below given to the broker(s) named in
      #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.


                                        /s/
                                        ----------------------------------------
                                        Artemis Brannigan
                                        Vice President, Portfolio Compliance
                                        BlackRock Investment Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [_]

**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                                       Schedule A
                                      TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Partners Balanced                               Security Description: Corporate Bond
         ------------------------------                                                     --------------

Issuer:  Comcast Corp.                                                Offering Type: US Registered
         -------------                                                               -------------
                                                                      (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                            In Compliance
                REQUIRED INFORMATION                   ANSWER               APPLICABLE RESTRICTION             (Yes/No)
      -----------------------------------------   -----------------   -----------------------------------   -------------
1.    Offering Date                                  06/26/2012       None                                       N/A

2.    Trade Date                                     06/26/2012       Must be the same as #1                     YES

3.    Unit Price of Offering                         99.918 USD       None                                       N/A

4.    Price Paid per Unit                            99.918 USD       Must not exceed #3                         YES

5.    Years of Issuer's Operations                       > 3          Must be at least three years *             YES

6.    Underwriting Type                                 Firm          Must be firm                               YES

7.    Underwriting Spread                              0.875%         Sub-Adviser determination to be            YES
                                                                      made

8.    Total Price paid by the Fund                   36,000 USD       None                                       N/A

9.    Total Size of Offering                      1,250,000,000 USD   None                                       N/A

10.   Total Price Paid by the Fund plus Total      75,000,000 USD     #10 divided by #9 must not exceed          YES
      Price Paid for same securities                                  25% **
      purchased by the same Sub-Adviser for
      other investment companies

11.   Underwriter(s) from whom the Fund           Citigroup Global    Must not include Sub-Adviser               YES
      purchased (attach a list of all               Markets, Inc.     affiliates ***
      syndicate members)

12.   If the affiliate was lead or co-lead               Yes          Must be "Yes" or "N/A"                     YES
      manager, was the instruction listed
      below given to the broker(s) named in
      #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.


                                        /s/
                                        ----------------------------------------
                                        Artemis Brannigan
                                        Vice President, Portfolio Compliance
                                        BlackRock Investment Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [_]

**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.